As filed with the Securities and Exchange Commission on ________________________.	Registration No.

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ALLIANCE CORPORATE GROUP, INC.
(Name of small business issuer in its charter)

Nevada	6199	98-0492284
(State or Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

11960 Hammersmith Way, Unit 155
Richmond, British Columbia Canada V7A 5C9
(604) 275-8994
(Address and telephone number of principal executive offices)

24345 - Hwy 48
Baldwin, Ontario Canada L0E 1A0
(905) 722-3984
(Address of principal place of business or intended principal place of business)

CORPORATION TRUST COMPANY OF NEVADA
6100 Neil Road, Suite 500
Reno, Nevada 89511
(775) 688-3061
(Name, address and telephone number of agent for service)

Copy of communications to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]
Common Stock:	2,000,000	$0.10	$200,000	$23.54

Common Stock by
Selling Shareholders	1,500,000	$0.10	$150,000	$17.66

Total	3,500,000	$0.10	$350,000	$41.20

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

THE ALLIANCE CORPORATE GROUP, INC.
Shares of Common Stock
No minimum - 2,000,000 Maximum
and 1,500,000 shares by One Selling Shareholder

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share.

Further, one of our shareholders is also selling shares of common stock in this offering. The one selling shareholder is selling 1,500,000 shares of common stock. These shares will be sold at an offering price of $0.10 per share. The selling shareholder is not an officer or director. We will not receive any proceeds from the shares sold by the selling shareholder.

We will be offering our shares of common stock for sale concurrently with the sale of shares by the Selling Shareholder.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. Funds received by us will be immediately appropriated by us.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share - No Minimum	$0.10	$0.00	$0.00
Per Share - Maximum	$0.10	$0.01	$0.09
Aggregate - No Minimum	$0	$0	$0
Aggregate - Maximum	$200,000	$20,000	$180,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $20,000. The $20,000 will be paid to unrelated third parties for expenses of this offering. The $20,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It' s illegal to tell you otherwise.

The date of this prospectus is ____________________.

PROSPECTUS SUMMARY

Our Company

We were incorporated in the State of Nevada on March 20, 2006. Our principal executive office is located 11960 Hammersmith Way, # 155, Richmond, British Columbia, Canada V7A 5C9. Our telephone number is (604) 275-8994.

We operate our business through our wholly owned subsidiary, LaBuick Financial Group, Incorporated. LaBuick Financial Group, Incorporated was incorporated in the Province of Ontario, Canada, on March 21, 2006. Our principal place of business will be at 24345 Hwy #48, Baldwin, Ontario, Canada L0E 1A0. Our telephone number is (905) 722-3984.

We are a development stage business that has not yet commenced operations. We have not had any revenues, we have not yet commenced our proposed principal operations and we have minimal assets. We do not expect to commence our proposed principal activities or produce revenues from operations until May 2006, at the earliest.

We are in the process of establishing our proposed business. We intend to service a niche portfolio of customers who, due to a number of circumstances, are unable to qualify for credit cards or obtain a mortgage. These customers may include people discharged from bankruptcy, who are self-employed, new immigrants or students. They may be unable to verify income levels or have not yet established credit history or may have had bad credit history in the past.

We plan to create a division called "LaCard". LaCard's business strategy is to provide a pre-loadable MasterCard credit card to customers who may be unable to obtain a credit card through conventional sources. LaCard will offer its customers the critical first step in starting on reconstructing their credit.

We have entered into a non-exclusive licensing agreement with Mint Capital Corp. ("Mint") to market the pre-loadable "LaCard MasterCard" credit cards. Mint has an agreement with a Card Issuer ("GE Money") under which GE Money will issue the LaCard MasterCard credit cards for distribution by LaCard. The reverse side of each LaCard MasterCard credit card will have the logos of Mint and GE Money. Mint will be the processing center and will administer the funds on behalf of LaCard. LaCard intends to aggressively market the LaCard MasterCard credit cards through TV and other print media directly to the public.

Selected Financial Data

The selected financial data presented below is derived from and should be read in conjunction with our audited financial statements for the period ended March 31, 2006, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation".

As of March 31, 2006
(Audited)
Balance Sheet
Total Assets	$150,005
Total Liabilities	$21,358
Stockholders' Equity	$128,647
Period from
March 20, 2006 (date of inception) to
March 31, 2006 (Audited)
Income Statement
Revenue	$-
Total Expenses	$21,373
Net Loss	$21,373

We have not begun operations and are currently without revenue. Our company has no employees at the present time and our officers and directors offer their services to our company on a part time consulting basis.

The Offering

We are offering no minimum - 2,000,000 shares of our common stock maximum in a direct public offering at an offering price of $0.10 per share. In addition, the selling shareholder is offering 1,500,000 shares of our common stock .

The 1,500,000 shares that will be resold by the selling shareholder were acquired by the selling shareholder directly from us in a private placement that was exempt from the registration requirements pursuant to Regulation S of the Securities Act of 1933. We have been advised by the selling shareholder that he may offer to sell all or a portion of his shares of common stock being offered in this prospectus from time to time. The selling shareholder will sell his shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on another public market, and thereafter at prevailing market prices or privately negotiated prices.

None of our officers or directors owns any of the shares being offered.

There is currently no public market for the common shares of our company, as it is presently not traded on any market or securities exchange.

Number of Shares Outstanding

There were 5,500,000 shares of our common stock issued and outstanding as at March 31, 2006.

Estimated Use of Proceeds

We will not receive any of the proceeds from the sale of the common stock being offered for sale by the selling shareholder but we will receive the proceeds from any sale of shares of common stock made directly by our company. If all of the 2,000,000 common stock offered by our company is sold, we will receive $200,000. We will use the proceeds to pay for all costs associated with the registration of the shares and this prospectus, implement our business plan and for working capital.

RISK FACTORS

An investment in our common stock is highly speculative and involves a number of very significant risks. You should not invest in our company unless you can afford to lose your entire investment. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our company' s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks, in addition to other risks not presently known to us. You could lose all or part of your investment due to any of these risks.

Our company is in the early development stage. We lack an operating history and have not started our proposed business operations or realized any revenues and this raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion given in connection with our audited financial statements for the period ended March 31, 2006. We were incorporated on March 20, 2006 and have not started our proposed business operations and therefore, have not generated any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $21,373 of which $16,213 is for legal fees, $4,973 is for audit fees, and $187 is for filing fees and general office expenses. Included in the $16,213 legal fees are $15,000 relating to the offering of securities under this registration statement.

1. We have no customers and we cannot guarantee we will ever have any. Even if we obtain customers, there is no assurance that our proposed business operation is viable or that we will make a profit.

We have entered into an agreement with Mint Capital Corp. to provide us with pre-loadable MasterCard credit cards that we intend to market using our business strategy. There can be no assurance that our business strategy will attract customers. Even if we are able to attract customers, there is no guarantee that we will be able to attract enough customers to enable us to operate our proposed business profitably.

2. There is currently no public market for shares of our common stock, which will make it difficult for you to sell your shares. If you cannot sell your shares, you may lose all of your investment.

There is no public market for our common stock and we can give no assurance that one will develop or be sustained. Although we plan to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will develop. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then you may not be able to resell your shares of our common stock and you may lose all of your investment. Even if a significant market for our common shares should develop, the market price for our common shares may be significantly affected by our current lack of an operating business, and, if and after we commence operations, our financial and operations results. Further, equity markets in general and the OTC Bulletin Board in particular can experience extreme volatility that can affect the market price of equity securities in ways that are often unrelated or disproportionate to the operating performance of the issuer companies. You should not invest in our company unless you are prepared to hold onto your securities for a significant period of time.

3. Our directors and officers are engaged in other full-time business activities and they may not devote sufficient time to our business, which could have an adverse effect on our ability to commence or conduct operations and generate revenues.

Our directors and officers are involved in other business activities. Edward LaBuick, our President, Chief Executive Officer and one of our directors is engaged in his own consulting business and Richard Achron, our Chief Financial Officer, Corporate Secretary and one of our directors is employed full time by his own manufacturing company. As a result, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to market our proposed business and conduct both our current and our proposed operations.

4. Because our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

Both of our directors and officers are residents of Canada, and all or substantial portions of our assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company, our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

5. Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

Even if we sell all 2,000,000 shares of common stock in this offering, our officers, directors and principal shareholders will still own 53.33% of the issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

6. We will be dependent on third parties to provide us with our products to market using our business strategy. If these third parties decide to discontinue providing us with our products, we will have no products to distribute and our business will be adversely affected.

We have entered into a non-exclusive licensing agreement with Mint Capital Corp. to market the pre-loadable "LaCard MasterCard credit cards". Mint Capital Corp. has an agreement with GE Money under which GE Money will issue the LaCard MasterCard credit cards for distribution by us. Should Mint Capital Corp. decide to cease providing us with the pre-loadable LaCard MasterCard credit cards or should GE Money decide to cease providing Mint Capital Corp. with the cards, we will have no LaCard MasterCard credit cards to distribute and our proposed business plan would be adversely affected.

7. Competition is strong in the market for credit cards in general. If we cannot compete in this market, our ability to earn revenues will be limited and our business may fail.

The market for credit cards in general is highly competitive and consists of a number of established companies including all the major banking institutions. We will have to compete for customers that currently are familiar with more established banking and financial institutions who have more financial resources, operating experience and brand awareness than we have. We believe that while most institutions have secured credit cards, few are letting the market know they are available and even fewer are actively promoting the secured card. We believe that our success depends in large part upon our ability to specifically target that portion of the market place that is not currently being serviced by the major institutions. If we do not generate sufficient brand awareness, or if we are unable to attract enough customers within the targeted niche market, we will not be able to compete in this industry and our ability to earn revenues will be harmed. Our licensing agreement with Mint Capital Corp. is a non-exclusive one. Mint Capital Corp. issues other cards to other distributors who may have greater financial resources, operating experience and a marketing strategy that may be more effective than the one that we are proposing.

Our marketing strategy will be to aggressively market the pre-loadable LaCard MasterCard credit cards through direct response TV advertising campaigns. Other print advertising is also direct response, but will be in a support role to the TV ads. Our targeted market may not respond to the TV ads or other forms of marketing that we are proposing to use. If our targeted market does not respond to our strategy, we will not be able to earn sufficient revenues to become a viable business. Also, our marketing strategy is not proprietary. Mint Capital Corp. may issue other cards to other distributors who may utilize the same marketing strategy that we are proposing to use. We believe that our success will be largely due to the vast business experience that our Executive Management team has in the direct response, infomercial, radio and retail sales market.

8. Because we can issue additional common shares, and there is a substantial likelihood that we will do so in order to finance the execution of our business plan and our monthly operations requirements, purchasers of our common stock may suffer immediate dilution of their interest in our company.

The most likely source of future funds presently available to us is through the sale of equity. Any sale of our shares will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and expand our market share, which might result in the loss of some or all of your investment in our common stock.

9. Trading of our common stock may be restricted by the Securities and Exchange Commission's ("SEC") penny stock regulations, which may limit the development of a liquid public market for our common stock and may limit a shareholder's ability to buy and sell our common stock. The SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks; some brokers may be unwilling to trade them.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stock". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

USE OF PROCEEDS

The 1,500,000 shares of common stock offered by the selling shareholder are being registered for the account of the selling shareholder named in this prospectus. As a result, all proceeds from sales of these shares of our common stock will go to the selling shareholder. We will not receive any of the proceeds from the resale by the selling shareholder of his shares of our common stock. We intend to raise up to $200,000 from the sale of the 2,000,000 shares of our common stock that we propose to sell directly at $0.10 per share. This offering is made on a best efforts basis and there is no minimum. We have no intention to return to any investor any proceeds from the sale of any of these 2,000,000 shares if the maximum amount is not raised.

We raised gross proceeds of $150,000 from the sale of 1,500,000 shares of our common stock in March 2006. As at March 31, 2006 we had $115,430 in cash and equivalents. We anticipate that the costs of this offering will be approximately $20,000.

We plan to use the $200,000 to fund our company' s Plan of Operations. The following table shows how our company intends to use the proceeds from this offering if 500,000 shares, 1,000,000 shares, 1,500,000 shares, and 2,000,000 of the shares are sold:

There can be no assurance that we will raise the full $200,000 as anticipated. The following table shows a breakdown of how our management intends to use the proceeds if only 25%, 50% or 75% of the total offering raised:

Expenditure Item	25%	50%	75%	100%
Cost of Offering	$5,000	$5,000	$5,000	$5,000
Accounting and Audit	$3,500	$12,500	$15,000	$30,000
Premises	$3,000	$7,000	$10,000	$15,000
Production Cost	$10,000	$10,000	$20,000	$20,000
Equipment and Work Stations	$5,000	$10,000	$20,000	$35,000
Telemarketing Facilities and IT Requirements	$2,500	$3,500	$5,000	$10,000
Overhead and Miscellaneous Administrative	$1,500	$5,000	$10,000	$15,000
Salaries and Consulting Fees	$9,500	$25,000	$35,000	$40,000
Media Expenditures	$10,000	$22,000	$30,000	$30,000
Total	$50,000	$100,000	$150,000	$200,000

The above expenditures are further detailed as follows:

Costs of this Offering:

This expenditure item refers to the costs and expenses payable by our company in connection with the issuance and distribution of the securities being registered hereunder and the preparation of this registration statement including legal fees.

Accounting and Audit:

This expenditure item refers to the normal accounting and auditing costs associated with maintaining a reporting company in the United States, including the cost of our annual audit and quarterly reviews.

Premises:

This expenditure item refers to the rental of office space in Ontario, Canada to operate our proposed business.

Production Cost:

This expenditure item refers to the costs of the MasterCard credit cards that will be paid to Mint Capital Corp. This is an estimated cost of the initial production run.

Equipment and Work Stations:

This expenditure item refers to the purchase of computers and other equipment and workstations that will be used by the telemarketers and personnel who will be responding to the leads generated by our marketing program.

Telemarketing Facilities and IT Requirements:

This expenditure item refers to the costs of setting up the telemarketing facilities including "800" lines, auto-answering systems and the creation and maintenance of databases.

Overhead and Miscellaneous Administrative Expenses:

This expenditure item refers to the normal anticipated expenses that we will incur for printing fees, registration fees, transfer agent and similar expenses, including miscellaneous costs that have not otherwise been listed, such as bank service charges and sundry items.

Salaries and Consulting Fees:

This expenditure item refers to the salaries and consulting fees to be paid to management and support staff for the day-to-day operations of the proposed business. The positions and responsibilities are listed under "Plan of Operations".

Media Expenditures:

This expense item refers to the TV and print advertisements that the company intends to use as part of its marketing campaign.

DETERMINATION OF OFFERING PRICE

We and the selling shareholder will sell the shares of our common stock included in this offering at a fixed price of $0.10 per share until shares of our common stock are quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc., or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The price of $0.10 per share is based on the sales price of our common stock received by us in our private placement of March 2006. This price per share does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the common stock is not based on past earnings nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business.

Our common stock is not presently traded on any market or securities exchange and we have not applied for listing on any public market.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling shareholder consists of 1,500,000 shares of common stock that are currently issued and outstanding. Accordingly, sales of this common stock will not result in dilution to our existing shareholders. The additional 2,000,000 shares that we propose to sell directly will result in dilution of our current shareholders, as discussed below.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution can occur if we determine the offering price based on factors other than those used in computing the book value of our common shares. Dilution will exist because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering 2,000,000 shares of our common stock for $0.10 per share through this offering. Since inception, a shareholder purchased shares of our common stock for $0.10 but others, including our officers and directors have purchased shares of our common stock for $0.00001 per share. As at March 31, 2006, the net tangible book value of our company was $0.01736 per share. If we are successful in selling all of the 2,000,000 shares that we are offering to sell in this offering, the pro-forma net tangible book value of our company would be $275,484, or approximately $0.0367 per share, which would represent an immediate increase of $0.01934 in net tangible book value per share and 0.0633 or 63.3% per share dilution to new investors, assuming that all of the shares are sold at the offering price of $0.10 per share.

Following is a table detailing dilution to investors if 25%, 50%, 75% or 100% of the offering of the 2,000,000 shares by our company is sold:

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.01736	0.01736	0.01736	0.01736
Net Tangible Book Value Per Share After Stock Sale	0.0209	0.02700	0.0322	0.0367
Increase in Net Book Value Per Share Due After Stock Sale	0.00354	0.00964	0.01484	0.01934
Immediate Dilution (subscription price of $0.10 less net tangible book value per share)	0.0791	0.073	0.0678	0.0633

The following table compares the differences of your investment in our shares with the investment of our existing stockholders assuming all of the 2,000,000 are sold:

Price per share to the public (1)	$0.10
Net tangible book value per share before offering (2)	$95,484
Increase attributable to purchase of stock by new investors (5)	0.01934
Net tangible book value per share after offering (3), (4)	0.0367
Dilution to new investors (6)	0.0633
Percent immediate dilution to new investors (7)	63.3%

(1)	Offering price per equivalent common share.
(2)	The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of our company.
(3)	The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to our company from the current offering.
(4)

The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note (3), above.

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.
(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

This discussion compares the differences of your investment in our shares with the share investment of our existing stockholders, including our officers, directors and founders. Our existing stockholders have purchased a total of 5,500,000 shares for an aggregate amount of $150,020, or an average cost of $0.02728 per share. Your investment in our shares will cost you $0.10 per share. In the event that this offering of 2,000,000 shares is fully subscribed the book value of the stock held by the existing shareholders of our company will increase by 0.01672 per share, while your investment will decrease by 0.0633 per share.

If the offering of the 2,000,000 shares is fully subscribed, the total capital contributed by new investors will be $200,000. The percentage of capital contribution will then be 42.86% from our existing shareholders and 57.14% for our new investors. Our existing shareholders will then hold, as a percentage, 73.33% of our issued and outstanding shares while our new investors will hold, as a percentage, 26.67%.

MARKET FOR OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Currently, there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. We are registering 1,500,000 shares of our common stock under the Act for sale by a selling shareholder named in this prospectus and 2,000,000 shares of our common stock being offered directly by our company.

We have not declared any dividends on our common stock. There is no restriction in our Articles of Incorporation that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our stockholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stock". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customer and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

With respect to the 2,000,000 common shares that we propose to sell, we will not use any underwriters, and we will not pay any commissions, finders fees and there will be no passive market making. Our officers and directors - Edward LaBuick and Richard Achron will sell these shares on our behalf. Mr. LaBuick and Mr. Achron will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Edward LaBuick and Mr. Richard Achron are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

We plan to offer the 2,000,000 common shares that we propose to sell to the public at a price of $0.10 per share, with no minimum amount to be sold. Our officers and directors will sell the shares through the distribution of our prospectus to interested individuals and corporations through personal contact. Our officers and directors will not receive any commission from the sale of any of these shares, nor will they or any of our company' s affiliates purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered or within 90 days of the effective date of our registration statement, 90 additional days if we so choose, whichever occurs first.

The selling shareholder may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling shareholder will sell his shares of our common stock at a fixed price of $0.10 per share until share of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on another public market, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling shareholder by one or more of the following methods, without limitation:

(a)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)	privately negotiated transactions; and

(f)	a combination of any aforementioned methods of sale.

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, may as be sold in compliance with Rule 144.

In the event of the transfer by the selling stockholder of his shares to any pledgee, donee or other transferee, we will either: (i) amend this prospectus and the registration statement of which this prospectus forms a part of the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares; or (ii) if appropriate, file a Rule 424 prospectus supplement disclosing the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share.

Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-deal commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling shareholder and any broker-dealer or agents that participate with the selling shareholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling shareholder may pledge his shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by the selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholder will comply with the prospectus delivery requirements, under the Securities Act of 1933, as amended, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, as amended, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealer, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement, including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which quality for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

We may require the selling stockholder to suspend the sale of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a subscription agreement; and,

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to The Alliance Corporate Group, Inc.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

Background

We were incorporated in the State of Nevada on March 20, 2006. Our wholly owned subsidiary, LaBuick Financial Group, Inc. was incorporated in the Province of Ontario, Canada on March 21, 2006.

We intend to operate our business through our wholly owned subsidiary. We have not commenced our operations as of yet. We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Our Business

LaCard

We are in the process of establishing our proposed business. We plan to create a division called "LaCard". LaCard's business strategy is to provide a pre-loadable MasterCard credit card to a niche portfolio of customers who are unable to obtain a credit card. LaCard will offer its customers the critical first step in starting on reconstructing their credit.

The company's focus is to provide the best product available at competitive rates. We intend to offer a viable and cost-effective solution to people that have difficulty garnering credit and financing through traditional channels. By providing the services to these customers at this most difficult stage, we will have the opportunity to build business and cross sell other products to these customers.

Credit cards are no longer a luxury - they are a necessity. Many services such as travel bookings, hotel bookings, car rentals and so on require a credit card to hold the reservation. There are vast groups of people who cannot qualify for conventional credit cards. These groups include people discharged from bankruptcy, new immigrants, students, newly single divorcee or widow, newlyweds trying to establish credit, or, someone with a poor payment history or bad credit rating that needs a fresh start.

The Business Model

The business strategy:

1.	TV and print advertisement will be run to encourage people who need credit cards to call the 1-800 number or click to the website.

2.

Live salespeople will explain to the callers the benefit of the application, which is taken right over the phone and entered into our computer system. The salesperson or information on the website will offer the consumer either the secured card (the customer is required to prepay an amount into a bank account to be opened with Mint Capital) or a pre-loadable Card (which can be loaded at various locations in amounts of the customer' s choice).

3.	Salesperson locates a fax machine close to the customer (Shopper' s Drug Mart or similar store listed in our computer database) and faxes the application to the customer for signing.

4.	Once signed, the customer sends in an activation fee. In the case of a secured credit card, they will also deposit a predetermined amount into a savings account to be opened with Mint Capital.

5.

LaCard will forward the application to GE Money/Mint, the card issuer and financial institution. In the case of a secured credit card, once the application has been approved, the predetermined amount in the bank account will be forwarded to Mint Capital Corp. and Mint Capital will forward the credit card to the customer. In the case of a pre-loadable card, once the application has been approved, the credit card is forwarded to the customer and the customer can preload the card in whatever denomination they want and at various locations.

Mint Capital Corp. and GE Money are providing the secured and pre-loadable MasterCard credit cards as well as all the related processing and support for the application processing. LaCard will forward the customer' s security deposit to Mint Capital, which will be placed in a savings account in the customer' s name. Mint Capital will administer the savings account, pay interest and send statements to the customer. GE Money will report the customer payment history to the credit bureau as part of the process of helping the customer reestablish credit.

Market Size

The size of the various market segments that are potential customers is large. More than 100,000 people declare bankruptcy in Canada each year. Post bankruptcy, it takes approximately 7 years to be considered for credit again so there are in excess of 700,000 potential customers in this market segment annually.

There are over 225,000 new immigrants coming to Canada each year. Many financial institutions consider new immigrants to be " flight risks" and are unwilling to extend credit. Many new immigrants settle primarily in the cities of Toronto, Montreal and Vancouver. In 2002 these three cities accounted for 76% of total immigration to Canada. This concentrated distribution of people will allow for an ad campaign focused on these high need areas. This group of new Canadians has few alternatives for credit and will be an excellent target group. Of the estimated 225,000 immigrants each year, approximately 60% are age 25 and older making this market segment a sizable target of potential customers.

According to the Association of Universities and Colleges of Canada (aucc.ca) there were approximately 750,000 full time students enrolled in universities and colleges in 2003-2004. Since many of these students do not have full time jobs, many do not qualify for conventional credit. They could be potential customers for our products.

Competition

Most financial institutions offer secured credit cards. However, we believe the market for secured and pre-loadable credit cards is poorly serviced. Conventional banking institutions do not advertise the fact that they are available and even fewer actively promote the secured card. Most institutions do not list the secured credit card product on their website.

Other companies are offering the secured and/or pre-loadable credit cards but we are not aware of any that are currently marketing these products through an aggressive TV or other print media campaign directly to the public.

We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the credit card and financial fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

The sale and marketing of secured and/or pre-loadable credit cards is a small niche market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established financial institutions with records of success may attract qualified customers away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of services and the quality of services that we intend to provide. We also intend to compete on the basis of the vast experience of our management team, which has over 25 years of experience in advertising and telesales.

Market Strategy

We have entered into a non-exclusive licensing agreement with Mint Technology Corporation ("Mint") to market the pre-loadable "LaCard MasterCard credit cards". Mint has an agreement with a Card Issuer ("GE Money") under which GE Money will issue the LaCard MasterCard credit cards for distribution by LaCard. The reverse side of each LaCard MasterCard will have the logos of Mint and GE Money. Mint will be the processing center and will administer the funds on behalf of LaCard.

LaCard intends to aggressively market the LaCard MasterCard credit cards through TV and other print media directly to the public. The marketing plan will be driven by direct response TV advertising campaigns. Other print advertising is also direct response, but it is in a support role to the TV ads. Consumers responding to the ad will have their phone calls handled by properly trained sales people operating in a state-of-the-art telemarketing center.

The promotion of LaCard will be driven primarily from TV advertisements, representing approximately 75% of the media budget. It will be done using in-house scripting and high quality production methods. In order to effectively develop the message, the ad length will be about one minute, however, ads will be produced for 30-seconds spots as well.

The ads will use music from big hits songs that the audience will recognize immediately. These songs will be licensed and modified with new words to create catch phrases and hook words that are very memorable. The words and music will create an emotional hook along with developing a specific need. The ads will be developed to generate a unique look, showing the website address (www.lacard.ca) and the 1-800 numbers. The MasterCard symbol will be used effectively to develop credibility with the audience.

The objective of the TV advertisements is to get people to "call now". Words such as "operators are standing by now" will be used to generate urgency with the audience. The effectiveness of the ads will become apparent quickly. Ads that are not working will be re-written and produced quickly so they can be replaced.

We intend to advertise on all major and minor TV stations across Canada. The advertising is purchased on a Direct Response basis. Our negotiated rates for our Direct Response ads are usually less than 30% of the rate card due to the long-standing relationships that our management group has with the service providers. We have "Partners in Profit" programs available on most stations, which results in a payment of a fixed fee for every closed sale. This means that some of the TV advertising will be done on a contingency basis - we only pay for successful leads.

CanWest is Canada's largest media company, in an average week their content reaches about 99% of English Canadians. They offer their advertisers unparallel conventional and specialty TV stations: Global, CH, Prime, Dejaview, Lonestar, Mystery, Xtreme sports, Mentv, Fox Sports World and Cool TV and CHUM TV group. They own and operate Achannel, City TV, MuchMusic, Much More Music and Bravo.

Our management group has a long-standing working relationship with CanWest and intends to continue to build on this relationship with an aggressive advertising campaign for LaCard.

We have negotiated an agreement with Shop TV Infomercials to be developed and aired in half-hour segments. To begin testing, there will be 5 half-hour segments run per day. Testing is expected to be commence in June 2006. It is expected that by August 2006, the rate will be increased to 11 half-hour segments per day.

We intend to augment the TV advertising campaigns with newspaper ads in the national newspaper, The National Post and in regional newspapers such as The Calgary Herald, Edmonton Journal, Montreal Gazette, Ottawa Citizen, Vancouver Sun and others.

We intend to use separate 1-800 numbers to track ad response rates. In addition, salespeople are required to enter the " where did you hear about us" field, which will allow more precise tracking. These tracking reports will be produced daily and summarized weekly for management review and discussion.

Management believes that there are several key components to running an effective telemarketing operation:

1.	Allow the salespeople to make money - the proposed commission structure will enable the salespeople to make money.

2.

High energy environment - management intends to create a high energy and fun-working environment. We believe that excitement breeds excitement and will motivate people to work hard and generate commissions for themselves.

3.

Provide training - classroom training will be provided for all salespeople. After their initial classroom training, they will be coupled with a supervisor for additional on-the-job training. From there, all salespersons will be supervised by Team Leaders.

4.	Incentives - management believes that incentives are an important part of motivating the sales force. There will be trips and prizes for top salesperson and team leaders.

LaBuick.com Mortgage

We intend to have a second division that will also capitalize on extensive direct response television advertising. We intend to create a second marketing division called " LaBuick.com Mortgage" ..

LaBuick.com is negotiating with GE Money and other Sub Prime lenders, to market its consumer mortgage, also known as non-conventional mortgages. These mortgages are offered directly by mortgage brokers and are primarily directed to consumers who may find it difficult to qualify for traditional, bank-originated mortgage loans.

These include individuals who are self-employed, new to Canada or those with less than perfect credit. The GE Money approach features exclusive online qualification tools and unique automated approvals within a streamlined process.

LaBuick.com Mortgage intends to try to achieve the following:

1.	Use the extensive direct response television advertising to create a large volume of mortgage leads.

2.

Create a single standard of service by combining the speed and efficiency of a call center approach to customer service, data processing, and mortgage placement with a "Single Point - 2 Step" client signing and closing service provided by a National Title Insurer. It is expected that this client liaison service combined with one-to-one telephone contact with one of our mortgage agents will ensure that every client experience is a pleasant one. Our client signing service at both the commitment stage and funding stage will be carried out by the Title Insurer whenever possible providing an "at home" service or meet the client at any convenient location of their choice.

3.

Seek and arrange access to a wide variety of capital to provide a mortgage solution to the needs of a wide range of applicants. This would include access to tier 1 and 2 lenders as well as to privately funded mortgages or co-broker mortgages.

4.

Use television advertising to attract both borrowers in their initial search for financing as well as borrowers who may have spoken with other mortgage service providers creating access to borrowers who may not have otherwise shopped around.

The objective is to utilize low cost, high return, high impact, direct response TV commercials and print advertising to create a large volume of mortgage opportunities in market segments which are under-serviced by large financial service providers and to underwrite and place with third party lenders.

Website

We have currently registered two domain names:

www.LaCard.ca will be used with our LaCard, pre-loadable and secured credit card division.

www.LaBuick.com will be used with our mortgage division.

Our websites are undeveloped. We intend to initiate the development of our websites once we are ready to launch our business plan.

Revenue

Initially, we intend to generate revenue from our LaCard division as follows:

1.	We will receive a one-time activation fee of C$29.95 for every MasterCard that is activated.

2.	We will receive a service charge fee of C$6.95 per month for every MasterCard that remains activated and is reloaded.

3.	We will receive a percentage of the usage fees incurred by the cardholder.

From the LaBuick.com mortgage division we will receive a fee for each successful placement of a mortgage.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs, a judgment could be rendered against us that could adversely affect our business.

Employees

We are a development stage company and currently have no employees, other than our officers and directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors including the risks in the section entitled "Risk Factors" beginning at page 7 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus because the safe harbor does not apply to forward-looking statements made in connection with an initial public offering.

Plan of Operation

We are in the process of establishing our proposed business. We intend to service a niche portfolio of clients who, due to a number of circumstances, are unable to qualify for credit cards or a mortgage. These clients may include people discharged from bankruptcy, who are self-employed, new immigrants or students. They may be unable to verify income levels or have not yet established credit history or may have had bad credit history in the past.

We plan to create a division called "LaCard". LaCard's business strategy is to provide a pre-loadable MasterCard credit card to customers who are unable to obtain a credit card. LaCard will offer its customers the critical first step in starting on reconstructing their credit.

We have entered into a non-exclusive licensing agreement with Mint Capital Corp. ("Mint") to market the pre-loadable "LaCard MasterCard" credit cards. Mint has an agreement with a Card Issuer ("GE Money") under which GE Money will issue the LaCard MasterCard credit cards for distribution by LaCard. The reverse side of each LaCard MasterCard credit card will have the logos of Mint and GE Money. Mint will be the processing center and will administer the funds on behalf of LaCard. LaCard intends to aggressively market the LaCard MasterCard credit cards through TV and other print media directly to the public.

Research and Development

We are not currently conducting any research and development activities and do not anticipate conducting any research and development activities other than the development of our website.

Government Regulation

We are qualified to do business in Nevada and Canada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Other than the foregoing, no governmental approval is needed for the sale of our products.

Going Concern

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not commenced our business and therefore have not generated any revenues. We intend to commence our business by May 2006, at the earliest. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investment by others in our company. We must raise cash to implement our project and further our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to further our operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to attract enough customers to buy our products, we may quickly use up the money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or we may cease operations entirely. If we raise the maximum amount of money from this offering, we believe that it will last a year. Other than as described in this paragraph, we have no other financing plans.

No Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not commenced operations, therefore, have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to attract customers to buy our products from us. We are seeking equity financing to provide for the capital required to implement our business plans.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on March 20, 2006 to March 31, 2006

During the period we incorporated the companies, The Alliance Corporate Group, Inc., and its wholly owned subsidiary, LaBuick Financial Group, Incorporated. We hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan and have entered into an agreement with Mint Capital Corp. to provide us with pre-loadable MasterCard credit cards that we can sell. We have registered the domain names www.LaCard.ca and www.LaBuick.com.

Our loss since inception is $21,373 of which $16,213 is for legal fees, $4,973 for audit fees, and $187 is for filing fees and general office costs. Included in the $16,213 legal fees are $15,000 relating to the offering of securities under this registration statement. We have not started our proposed business operations and do not expect to do so until May 2006, at the earliest.

Since inception, we sold 5,500,000 shares of common stock to our officers and directors and one outside shareholder for $150,020.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of March 31, 2006, our total assets were $150,005 and our total liabilities were $21,358 comprising of $16,260 owning to Peter Kosa, an outside investor for payments made to our attorney for the incorporation of the companies, $125 owing to Richard Achron for filing fees to the Secretary of State, and $4,973 owing for audit fees.

MANAGEMENT

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. None of our officers are involved in the Company full-time. Our directors and executive officers, their ages, position held and duration as such, are as follow:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Edward LaBuick	President, Chief Executive Officer and a Director	63	March 21, 2006
Richard Achron	Treasurer, Chief Financial Officer, Secretary and a Director	63	March 21, 2006

Business Experience

The following is a brief account of the business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Edward LaBuick - Mr. LaBuick has over 30 years experience in Canada and the United States in the direct response, infomercial, radio and retail sales of consumer products working in partnership with CanWest, Global TV, WTBS, Time Life, National Geographic, Universal Music, Koch Entertainment, Supertek, Sears and Canadian Tire. From February 2003 to the present, he is a consumer marketing consultant to DEP Distribution Exclusive Ltd. being responsible for obtaining product rights for retail distribution, producing TV commercials, media buying and marketing and sales planning.

From December 2002 to September 2005 he was a consumer marketing consultant to Can West Media and Global Television responsible for partnership marketing advertising programs with major clients such as Canada Post, Universal Entertainment, Gaim Fitness Products, Supertek, Sears Sales of Entertainment programming for release on DVD.

He was the President and Co-Founder of The Buck A Day Company, Inc., (OTC.BB listed company) from September 1999 to December 2002.

From 1992 to 1998 Mr. LaBuick was President of Quality Music and Video, a music, entertainment, television and marketing company. Over the years he has worked with and created memorable hits with Elvis Presley, Engelbert Humperdink, The Rolling Stones, Charley Pride, Loretta Lyn, MUCHMUSIC Dance Mix, The Bobby Hull Elliptical Cycle, Hal & Joanne's AB Master, Suzanne Sommer's Thigh Master and Don Cherry's Rockem Sockem.

Richard Achron - Mr. Achron is a self-employed businessman with over 40 years experience in the retail/wholesale and manufacturing industry. He spent a number of years working for major Canadian corporations in sales, sales management and as a branch manager. These corporations included Philips Electronics, White-Westinghouse, Canadian Admiral Corporation and Sanyo Electronics.

Since February 1989 to present, Mr. Achron has been President and owner of Kingman Industries Ltd., a manufacturing business located in Vancouver, Canada. Kingman Industries manufactures and distributes products for usage in the food industry. His customer base includes major food chains such as Canada Safeway, Overwaitea Food Group and Superstore/Loblaws.

Mr. Achron was the President and Director of Oban Mining Inc., (OTC.BB listed company) from September 2001. He resigned as President of Oban Mining in November 2003 and as a Director in January 2004. He is currently Chief Financial Officer, Secretary/Treasurer and a Director of North American Natural Gas, Inc. a company listed on the OTC.BB.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have limited operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no family relationships between any director or executive officer other than between Edward LaBuick and Faye LaBuick, who are husband and wife.

The only conflict that we foresee are that our officers and directors will devote time to other projects that do not involve us.

Our Subsidiary

The management of our subsidiary corporation, LaBuick Financial Group, Incorporated., is comprised of the following:

Nadia Faye LaBuick - President and Director

Faye LaBuick is a corporate executive with over 30 years experience in finance, operations and business affairs of various types of small and large businesses. She has her own consulting business and represents various clients in the entertainment business including DEP Entertainment, Koch International and For Sale by Owner.

Edward LaBuick - Vice President Business Development & Media and Director

Mr. LaBuick has over 30 years experience in Canada and the United States in the direct response, infomercial, radio and retail sales of consumer products working in partnership with CanWest, Global TV, WTBS, Time Life, National Geographic, Universal Music, Koch Entertainment, Supertek, Sears and Canadian Tire. From February 2003 to the present, he is a consumer marketing consultant to DEP Distribution Exclusive Ltd. being responsible for obtaining product rights for retail distribution, producing TV commercials, media buying and marketing and sales planning.

From December 2002 to September 2005 he was a consumer marketing consultant to Can West Media and Global Television responsible for partnership marketing advertising programs with major clients such as Canada Post, Universal Entertainment, Gaim Fitness Products, Supertek, Sears Sales of Entertainment programming for release on DVD.

He was the President and Co-Founder of The Buck A Day Company, Inc., (OTC.BB listed company) from September 1999 to December 2002.

From 1992 to 1998 Mr. LaBuick was President of Quality Music and Video, a music, entertainment, television and marketing company. Over the years he has worked with and created memorable hits with Elvis Presley, Engelbert Humperdink, The Rolling Stones, Charley Pride, Loretta Lyn, MUCHMUSIC Dance Mix, The Bobby Hull Elliptical Cycle, Hal & Joanne's AB Master, Suzanne Sommer's Thigh Master and Don Cherry's Rockem Sockem.

Once our business commences, we intend to hire the following personnel to operate our business:

Dennis LaBuick - Vice President & Marketing Manager and Secretary/Treasurer

Dennis LaBuick has over 20 years experience in telemarketing, media buying, television writing and production of commercials that have sold millions of units in North America. He also has vast experience with building call centers from the ground up, hiring staff and management teams and providing professional training to sell products via the telephone (inbound and outbound). From 2003-2004 he was a partner in MDG

Direct, a division of MDG Computer Canada that was responsible for all the advertising and telemarketing in the TV sector. From 1999 to 2002, he was the Executive Vice-President and co-founder of The Buck a Day Company. From 1992 to 1998, he was Vice-President of Marketing and Sales for Imperial Marketing, one of America's largest mailers of contest of skill and 900 number pay per call service provider for television direct response in the United States.

Chad Mooney - General Sales Manager

Chad Mooney will oversee the sales and telemarketing team. His past experience managing the sales floor for the Buck a Day Company and most recently, MDG Direct, has given him a solid background necessary for running a successful sales team. An essential part of his position will be to motivate, manage, schedule, monitor and improve associates performance and customer satisfaction levels both through one-on-one coaching, and in the set-up, improvement and streamlining of practices and procedures.

David Mills - Vice President Mortgage Division

David Mills has over 15 years experience in construction development, underwriting and planning, for residential, commercial, special purpose and recreational properties. He is currently working with First Pro in bringing large US based "Big Box" retailers into the Canadian market such as Wal-Mart and Lowes.

Candace Garces - Media Director

Candace Garces was the Media Account Director for HD Canada, exclusively servicing the Unilever account. Her portfolio included such recognized brands as Becel and Dove, with media expenditures in excess of $15 million dollars annually. She has over 11 years of experience in media planning and buying and has serviced a number of other high profile clients such as Labatt Breweries (Budweiser, Blue Light), Lenscrafters, Natrel, Bacardi, Reckitt & Coleman and Warner Lambert.

Kelly Murphy - Controller & Mortgage Department Manager

Kelly Murphy will be responsible for the direction of the day-to-day accounting procedures and financial reporting of the company. She has extensive experience with automated accounting systems including ACCPAC, Simply Accounting and QuickBooks along with knowledge in the operation of computerized operating systems and software. She will be responsible for the implementation and set-up of the accounting systems and the daily management of all accounting functions as well as Human Resources functions.

Offices of our Subsidiary Corporation

Our subsidiary executive office is currently located at 24345 - Hwy 48 Baldwin, Ontario L0E 1A0. Our telephone number is (905) 722-3984. This is the home office of our President and Director, Edward LaBuick. We do not pay any rent to Mr. LaBuick and there is no agreement to pay any rent in the future.

Once we commences our business we intend to locate other office facilities for our operations.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on March 20, 2006 through April 6, 2006 for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any:

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names Of Executive				Compen-	SARs	Restricted	LTIP	Compen-
Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Edward LaBuick	2006	0	0	0	0	0	0	0
President, Principal Executive	2005	0	0	0	0	0	0	0
Officer & Director	2004	0	0	0	0	0	0	0

Richard Achron	2006	0	0	0	0	0	0	0
Secretary, Treasurer, Principal	2005	0	0	0	0	0	0	0
Financial Officer & Director	2004	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin operations.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current director and officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership Before the Offering		Percentage of Class of Ownership Before the Offering (1)	Amount and Nature of Beneficial Ownership After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

Edward LaBuick, Director, President and CEO 24345 - Hwy 48 Baldwin, Ontario Canada L0E 1A0	1,000,000	(3)	18.18%	1,000,000	13.33%	(2)

Richard Achron, Director, CFO and Secretary/Treasurer 11960 Hammersmith Way, Unit 155 Richmond, British Columbia Canada V7A 5C9	1,000,000		18.18%	1,000,000	13.33%

Faye LaBuick, Director and President of subsidiary 24345 - Hwy 48 Baldwin, Ontario Canada L0E 1A0	2,000,000	(3)	36.36%	2,000,000	26.67%

Peter Kosa PO Box 10971 APO Georgetown, Grand Cayman Cayman Islands	1,500,000		27.27%	0	0	(4)
Directors and Executive Officers as a Group	4,000,000		72.72%	4,000,000	53.33%

(1)	Based on 5,500,000 shares of common stock issued as at May 31, 2006.

(2)	Based on 7,5000,000 shares of common stock issued assuming all 2,000,000 shares being offered are sold.

(3)	Edward LaBuick and Faye LaBuick are husband and wife. The number shown is the amount owned by each stockholder individually and not as an aggregate.

(4)	Peter Kosa, the selling shareholder may offer and sell, from time to time, any of his common stock.

Because he may offer all or only some portion of the shares of common stock owned, for the purposes of this calculation we are assuming that all of the shares of common stock have been resold.

Future Sales by Existing Stockholders

A total of 4,000,000 shares of common stock were issued to our officers, directors and founders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 1,500,000 shares of common stock were issued to Peter Kosa in a private placement transaction that was exempt from registration pursuant to Regulation S promulgated under the Securities Act. These shares are being registered and may be resold under this prospectus.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are four holders on record for our common stock as at the date of this prospectus.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Changes in Control

There are no contracts or other arrangements that will at a subsequent date result in a change of control of our company.

Selling Shareholder

The shares of common stock being offered by the selling shareholder, Peter Kosa, were acquired directly from us in a private placement that was exempt from registration pursuant to Regulation S, promulgated under the Securities Act of 1933.

The selling shareholder may offer and sell, from time to time, any or all of his common stock. Because the selling shareholder may offer all or only some portion of the shares of common stock held by him, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholder as at March 31, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling shareholder. The address shown is the most recent address on file and it may not be current.

The selling shareholder did not have or has a material relationship with us. The selling shareholder is not a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship (if any) with The Alliance Corporate Group	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Peter Kosa PO Box 10971 APO George Town, Grand Cayman Cayman Islands	1,500,000	27.27%	1,500,000	Nil	0%

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

DESCRIPTION OF SECURITIES

Our authorized capital consist of 100,000,000 shares of common stock, with a par value per share of $0.00001, and 100,000,000 shares of preferred stock, with a par value of $0.00001 per share. As of March 31, 2006, there were 5,500,000 shares of our common stock issued and outstanding. No shares of our preferred stock have been issued. Each holder of a share of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders, including the election of directors. Our Articles of Incorporation provides that the designations, powers, rights, preferences, qualifications, restrictions and limitations of our preferred stock shall be established from time-to-time by our board of directors, and our board has not yet established any.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present directors/officers will own approximately 53.33 % of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E.., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. Its address is 1 Preston Park, 2301 Ohio Drive, Suite 100, Plano, Texas 75093. Its telephone number is (972) 612-4120.

CERTAIN TRANSACTIONS

On March 21, 2006 we issued a total of 5,500,000 shares of restricted common stock as follows: Edward LaBuick, President, Chief Executive Officer and a Director, 1,000,000 shares in consideration of $10; Richard Achron, Chief Financial Officer, Treasurer/Secretary and a Director, 1,000,000 shares in consideration of $10; Faye LaBuick, President and sole Director of LaBuick Financial Group, Incorporated, our wholly owned subsidiary, 2,000,000 shares in consideration of all of the issued and outstanding shares of LaBuick Financial Group, Incorporated at a deemed value of $100; and, Peter Kosa was issued 1,500,000 shares in consideration of $150,000 pursuant to a private placement. Further, Mr. Kosa advanced an additional $16,260 to us for legal fees, such amount to be repaid from the proceeds of this offering.

Our principal executive office is currently located at 11960 Hammersmith Way, Unit 155, Richmond, British Columbia, V7A 5C9. Our telephone number is (604) 275-8994. This is the office of our Secretary/Treasurer and Director, Richard Achron. We do not pay any rent to Mr. Achron and there is no agreement to pay any rent in the future.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to March 31, 2006, included in this prospectus and registration statement have been audited by our independent accountants Vellmer & Chang, Chartered Accountants, 815 Hornby Street, Suite 505, Vancouver, British Columbia, Canada, V6Z 2E6, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars and are prepared in conformity with generally accepted accounting principles of the United States of America.

Financial Index

Vellmer & Chang
Chartered Accountants *
505 - 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-687-3778
E-mail: info@vellmerchang.com
* denotes a firm of incorporated professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
The Alliance Corporate Group, Inc.
(A development stage enterprise)

We have audited the accompanying consolidated balance sheet of The Alliance Corporate Group, Inc. (the "Company") (a development stage enterprise) as at March 31, 2006, the related consolidated statements of stockholders' equity, operations and cash flows for the period from March 20, 2006 (inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2006 and the results of its operations and its cash flows for the period from March 20, 2006 (inception) to March 31, 2006 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company since inception on March 20, 2006 and the Company does not generate sufficient cash flow from operations to fund its activities and has therefore relied principally upon the issuance of securities for financing, however there can be no assurance it will continue to be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also discussed in Note 1. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Vancouver, Canada	VELLMER & CHANG
April 12, 2006	Chartered Accountants

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Consolidated Balance Sheet
(Stated in US Dollars)

March 31,
As at	2006
$

ASSETS

Current
Cash	20
Funds held in trust	115,410
Goods and services tax recoverable	1,412
116,842

Deferred Business Development Costs (Note 3(m))	33,163

Total Assets	150,005

LIABILITIES

Current Accounts payable and accrued liabilities	4,973
Advances from related parties (Note 4)	16,385
Total Liabilities	21,358

STOCKHOLDERS' EQUITY

Preferred Stock: $0.00001 par value; authorized 100,000,000 preferred shares; none issued
Common Stock: $0.00001 par value; authorized 100,000,000
common shares; 5,500,000 shares issued and outstanding (Note 5)	35

Additional paid-in capital	149,985

Deficit Accumulated During the Development Stage	(21,373)

Total Stockholders' Equity	128,647

Total Liabilities and Stockholders' Equity	150,005

       NOTE 1 - ORGANIZATION AND CONTINUANCE OF OPERATIONS

       NOTE 7 - COMMITMENTS

See accompanying Notes to the Financial Statements

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Consolidated Statement of Operations
(Stated in US Dollars)

March 20, 2006 (Date of Inception) to March 31, 2006
$

Revenue	-

General and Administrative Expenses
Audit	4,973
Legal fees Filing fees	16,213 125
Office expenses	62

(21,373)

Net Loss for the Period	(21,373)

Basic and Diluted Loss Per Share	(0.00)

Weighted Average Number of Shares Outstanding	5,000,000

See accompanying Notes to the Financial Statements

Financial Index

THE ALLIANCE CORPORATE GROUP, INC
(A Development Stage Company)
Consolidated Statement of Stockholder's Equity
(Stated in US Dollars)

       From Inception on March 20, 2006 to March 31, 2006:

Common Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
Shares	Amount	Capital	Stage	Equity
	$	$	$	$

Common stock issued for cash, March 21, 2006, to officers and directors at $0.00001 per share	2,000,000	20	-	-	20

Common stock issued for cash, March 21, 2006, at $0.10 per share	1,500,000	15	149,985	-	150,000

Common stock issued to purchase 100% of common stock of LaBuick Financial Group, Incorporated. on March 21, 2006	2,000,000	-	-	-	-

Net loss for the period	-	-	-	(21,373)	(21,373)

Balance, March 31, 2006	5,500,000	35	149,985	(21,373)	128,647

See accompanying Notes to the Financial Statements

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows (Stated in US Dollars)

March 20, 2006 (Date of Inception) to March 31, 2006
$
Cash provided by (used in):
Operating Activities

Loss from operations	(21,373)

Cash provided by (used in) operating assets and liabilities: Goods and services tax recoverable	(1,412)
Accounts payable and accrued liabilities Deferred Business Development Costs Advances from related parties (Note 4)	4,973 (33,163) 16,385
Net cash used in operating activities	(34,590)

Financing Activities
Common stock issued for cash	150,020
Net cash provided by financing activities	150,020

Increase in cash and funds held in trust	115,430
Cash and funds held in trust at beginning of period	-

Cash and funds held in trust at end of period	115,430
Supplementary Disclosure of Statements of Cash Flows Information

Foreign Exchange Loss	62
Income Taxes (Note 6)	-

Supplementary Disclosure of Non-cash items:

Issuance of shares for the purchase of 2,000,000 common stock of LaBuick Financial Group, Incorporated for the consideration of $100, which is eliminated upon consolidation	-

See accompanying Notes to the Financial Statements

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements March 31, 2006

Note 1 - Organization and Continuance of Operations

The Company was incorporated under the laws of Nevada, on March 20, 2006. The Company is a development stage company that has not yet commenced its intended operations to market credit cards and other related financial services to a niche portfolio of customers who do not qualify for conventional credit cards or mortgages. The Company intends to conduct its business through its wholly owned subsidiary, LaBuick Financial Group, Incorporated in Canada.

These financial statements represent the presentation on a consolidated basis of the accounts of the Company and its wholly owned subsidiary, La Buick Financial Group, Incorporated, a company incorporated under the laws of Ontario, Canada on March 21, 2006.

To date, the Company has not generated any revenue. The Company has limited cash resources and will likely require new financing, either through issuing shares or debt to continue the development of its business. Management intends to offer for sale additional common stock, however, there can be no assurance that it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2 - Principles of Consolidation

The consolidated financial statements include the accounts of The Alliance Corporate Group, Inc., and LaBuick Financial Group, Incorporated. All inter-company transactions and liabilities have been eliminated on consolidation.

Note 3 - Summary of Significant Accounting Policies

(a)	Basis of Accounting

These audited financial statements have been prepared in accordance with the accepted accounting principles in the United States of America, and are presented in United States dollars.

(b)	Year End

The Company' s fiscal year end is March 31.

(c)	Cash and Cash Equivalents

As at March 31, 2006, the Company has cash and cash equivalents in the amount of $US nil which are over the insured limit.

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 3 - Summary of Significant Accounting Policies (continued)

(d)	Impairment of Long-Live Assets and Long-Live Assets to be Disposed of

The Company has adopted the provisions of SFAS No. 144 " Accounting for the Impairment of Long-Lived Assets to be Disposed of" .. SFAS No. 144 established procedures for review of recoverability, and measurement of impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 also requires that long-lived assets to be disposed of other than by sale shall continue to be classified as held and used until disposal.

Further, SFAS No. 144 specifies the criteria for classifying long-lived assets as " held for sale" and requires that long-lived assets to be disposed of by sale be reported as the lower of carrying amount or fair value less estimated selling costs. Management believes that there has not been any impairment of the Company' s long-lived assets as at March 31, 2006.

(e)	Capital Assets

Capital assets are recorded at cost on acquisition.

Amortization is provided for on a declining balance basis over the estimated useful lives of the assets at the following annual rates:

Computer software 33%
Furniture and fixtures 20%
Telemarketing center 20%

Leasehold improvements are being amortized on a straight-line basis over the lease period.

The capital assets are written down to their net realizable value when their carrying value exceeds the estimated future benefits to the Company. Currently, the Company does not have any capital assets.

(f)	Advertising Costs

All advertising costs, including production and media broadcasts are expensed as occurred. In the period ended March 31, 2006 there were $nil advertising expenses incurred.

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 3 - Summary of Significant Accounting Policies (continued)

(g)	Foreign Currency Translation

The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted SFAS No. 52, " Foreign Currency Translation" .. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Gains and losses arising on foreign currency translation are included in operations in the period in which they are incurred.

(h)	Comprehensive Income (Loss)

SFAS No. 130, " Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting stockholder' s equity that, under United States of America generally accepted accounting principles, are excluded from net income (loss), such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability. As at March 31, 2006, the Company has no items that represent comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

(i)	Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company' s financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered.

Due to the uncertainty regarding the Company' s future profitability, the future tax benefits of its losses have been fully reserved for and no net tax benefit has been recorded.

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 3 - Summary of Significant Accounting Policies (continued)

(j)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

(k)	Financial Instruments

The fair value of cash, accounts payable and accrued liabilities and advances from a related party were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments.

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Management does not believe the Company is exposed to significant credit risk.

Management, as well, does not believe the Company is exposed to significant interest rate risks during the period presented in these financial statements.

The Company' s source of supplies for its intended business is 100% from a single supplier based on the non-exclusive licensing agreement signed with the supplier.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

(l)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 3 - Summary of Significant Accounting Policies (continued)

(m)     Deferred Business Development Costs

In February 2006, the Company entered into a non-exclusive license with Mint Capital Corp. to market prepaid MasterCard cards for distribution under the brand name LaCard MasterCard.

The Agreement provided for the following payments to Mint Capital Corp. upon execution:

(a)     $20,000 CDN plus GST ($19,063 USD) (paid) for the design and implementation of the prepaid Card Program and website by Mint

Capital Corp;

(b)     (i)      $5,000 USD (paid) as the MasterCard International Initial Plan Setup Fee;

(ii)     $5,000 USD (paid) as the MasterCard ISO registration fee;
(iii)    $3,600 USD (paid) as the MasterCard Annual Plan Assessment Fee and;
(iv)    $500 USD (paid) MasterCard International annual Stand in Fee.

The Company has recorded the aggregate amount of $33,163 as a deferred business development cost. The deferred charge will be amortized over the five-year length of the agreement. As at March 31, 2006, no amount has been expensed against this deferred charge.

(n)     Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. The company does not have a stock option plan nor does it issue stock to non-employees for services. Therefore, management believes that adoption of this Statement has no material impact on the financial statements ended March 31, 2006.

During 2004, FASB also issued SFAS No. 151 "Inventory Cost", SFAS No. 152 "Accounting for Real Estate Time Sharing Transactions", SFAS No. 153 "Exchanges in Non-Monetary Assets" and SFAS No. 154 "Accounting Changes and Error Corrections". Management believes that adoption of these Statements have no material impact on the financial statements ended March 31, 2006.

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 3 - Summary of Significant Accounting Policies (continued)

(n)	Recent Accounting Pronouncements (continued)

FASB also issued SFAS No. 154 " Accounting Changes and Error Corrections" , SFAS No. 155 " Accounting for Certain Hybrid Financial Instruments - an amendment of SFAS No. 133 and 140" , and SFAS No. 156 " Accounting for Servicing of Financial Assets - an amendment of SFAS No. 140). Management believes that adoption of these Statements has no material impact on the financial statements ended March 31, 2006.

Note 4 - Advances from Related Parties

A director and officer of the Company is owed $125.00 for expenses paid on behalf of the Company. The amount due is non-interest bearing, has no stated terms of repayment and is unsecured.

A shareholder currently holding approximately 27% of the Company's common stock is owed $16,260 for advances made to the Company for legal fees. The amount due is non-interest bearing, has no stated terms of repayment and is unsecured.

Note 5 - Common Stock

The common stock is not subject to warrants, agreements or options at March 31, 2006.

Note 6 - Income Taxes

No provision for income taxes has been made for the periods presented as the Company has incurred net losses.

The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are as follows:

March 31, 2006
$
Net operating loss carry forwards (expiring in 2027)	21,373

Statutory tax rate	15%
Deferred tax assets	3,206
Less: Valuation allowance	(3,206)
Net deferred tax assets	-

Financial Index

THE ALLIANCE CORPORATE GROUP, INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
March 31, 2006

Note 7 - Commitments

The Company is committed to pay for the manufacturing, mailing and providing fulfillment services with respect to the initial order of 15,000 Cards for a total cost of $12,900 CDN plus applicable taxes, per the ISO agreement whereby the Company obtained a non-exclusive license with Mint Capital Corp. to market prepaid MasterCard cards for distribution under the brand name LaCard MasterCard. Payment is due upon receipt of invoice related to the initial order.

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	200
Accounting Fees and Expenses	4,000
Legal Fees and Expenses	15,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	200
TOTAL	$20,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, we have sold the following securities that were not registered under the Securities Act of 1933, as amended:

Name and Address	Date	Shares	Consideration
Ed LaBuick 24345 - Hwy 48 Baldwin Ontario Canada L0E 1A0	March 21, 2006	1,000,000	$10

Richard Achron 11960 Hammersmith Way, Unit 155 Richmond, British Columbia Canada V7A 1A0	March 21, 2006	1,000,000	$10

Peter Kosa PO Box 10971 APO Grand Cayman, Cayman Islands	March 21, 2006	1,500,000	$150,000

Faye LaBuick 24345 - Hwy 48 Baldwin Ontario Canada L0E 1A0	March 21, 2006	2,000,000	$100 (1)

We issued the foregoing restricted shares of common stock in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933. The purchasers were not U.S. Persons as that term is defined in Regulation S. There were no commissions paid in connection with the sale of the shares and general solicitation was not made to anyone. The transactions were consummated outside the United States of America.

(1)	The shares issued to Faye LaBuick were in consideration for all the issued and outstanding shares of LaBuick Financial Group, Incorporated valued at $100.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Agreement with Mint Capital Corp.
23.1	Consent of Vellmer & Chang, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28.     UNDERTAKINGS.

We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	For determining any liability under the Securities Act of 1933:

(i)

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 30th day of April, 2006.

THE ALLIANCE CORPORATE GROUP, INC.

BY:	EDWARD LABUICK
Edward LaBuick, President, Principal Executive Officer, and a member of the Board of Directors

BY:	RICHARD ACHRON
Richard Achron, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard Achron as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

EDWARD LABUICK	President, Principal Executive Officer, and a member	April 30, 2006
Edward LaBuick	of the Board of Directors

RICHARD ACHRON	Secretary, Treasurer, Principal Financial Officer,	April 30, 2006
Richard Achron	Principal Accounting Officer, and a member of the Board of Directors